SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                      Scientific Technologies Incorporated

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            ____

      (2)   Aggregate number of securities to which transaction applies:
            ____

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____

      (4)   Proposed maximum aggregate value of transaction:
            ____

      (5)   Total fee paid:
            ____

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                     [LOGO]

                      SCIENTIFIC TECHNOLOGIES INCORPORATED
                              6550 Dumbarton Circle
                            Fremont, California 94555
                                 (510) 608-3400

                          ----------------------------

                    Notice of Annual Meeting of Shareholders
                             To Be Held May 22, 2003

                          ----------------------------

      To the Shareholders of SCIENTIFIC TECHNOLOGIES INCORPORATED:

      Notice is hereby given that the annual meeting of shareholders of SCIENTIFIC TECHNOLOGIES INCORPORATED, an Oregon Corporation, will be held at our principal offices located at 6550 Dumbarton Circle, Fremont, California, on Thursday, May 22, 2003 at 4:00 p.m., local time, for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the annual meeting with adequate time allocated for shareholder questions.

      Our Board of Directors has fixed the close of business on April 1, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. A copy of our Annual Report to Shareholders, which includes audited financial statements was mailed with this Notice and Proxy Statement on or about April 25, 2003 to all shareholders of record on the record date.

      All shareholders are cordially invited to attend the meeting in person. If you do not expect to attend in person, please promptly mark, date, sign, and return the enclosed proxy. Any shareholder attending the meeting may vote in person even if such shareholder has previously returned a proxy.

James A. Lazzara                                                  April 25, 2003
Secretary

                                     [LOGO]

                      SCIENTIFIC TECHNOLOGIES INCORPORATED
                              6550 Dumbarton Circle
                            Fremont, California 94555
                                 (510) 608-3400

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                         Annual Meeting of Shareholders
                                  May 22, 2003

                          ----------------------------

                                     General

      The accompanying proxy is solicited by and on behalf of the Board of Directors of Scientific Technologies Incorporated, an Oregon corporation, to be used at the annual meeting of shareholders to be held at our principal executive offices located at 6550 Dumbarton Circle, Fremont, California, on Thursday, May 22, 2003 at 4:00 p.m., local time, and at any postponement or adjournment thereof. This proxy statement and the accompanying proxy and annual report are being first mailed to holders of the common stock of Scientific Technologies Incorporated on or about April 25, 2003.

                       Record Date and Outstanding Shares

      Only holders of record of shares of our common stock at the close of business on April 1, 2003 will be entitled to notice of, and to vote at, the annual meeting. As of the record date, 9,692,327 shares of our common stock were issued and outstanding, held of record by approximately 871 shareholders.

                             Revocability of Proxies

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any shareholder attending the meeting in person may withdraw his proxy and vote his shares. Attendance at the meeting will not, by itself, revoke a proxy.

                                     Quorum

      A quorum for the annual meeting will consist of the holders, present in person or represented by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting.

                                     Voting

      All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of our Board of Directors. We are not aware, as of the date hereof, of any matters to be voted on at the annual meeting other than as stated in this Proxy Statement and the accompanying Notice. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment. Each share of our common stock outstanding on the record date will be entitled to one vote at the annual meeting. Under applicable law and in accordance with our Restated Articles of Incorporation and

Restated Bylaws, if a quorum exists at the annual meeting: the seven nominees for election of directors who receive the greatest number of votes cast for the election of directors by the shares present in person or by proxy and entitled to vote shall be elected directors. An abstention with respect to the election of directors will be counted neither in favor of nor against the nominees. In addition, abstentions will have no effect on any other proposals presented for shareholder approval, as they will neither count as votes for nor votes against such proposal.

      Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered "shares present" for voting purposes and have no impact on the outcome of such proposals other than to reduce the number of favorable votes necessary to approve the proposal. If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto.

                             Solicitation of proxies

      The proxy accompanying this Proxy Statement is solicited by our Board of Directors. Proxies may be solicited by directors, executive officers and regular supervisory and executive employees of ours, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, telephone, facsimile or messenger. We will reimburse persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for their reasonable expenses in forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by us.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      Only shareholders of record at the close of business on the record date will be entitled to vote at the 2003 annual meeting. On that date, there were 9,692,327 shares of common stock outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of common stock entitled to vote at the meeting, including for the election of Directors.

      The following table indicates the number of shares of common stock beneficially owned as of April 1, 2003 by each person known by us to own more than 5% of our outstanding common stock, by each of the Named Executive Officers (as defined below) and by all officers and directors as a group.

The address of each individual named is the address of Scientific Technologies Incorporated.

                                 Name of Beneficial         Amount and Nature of Beneficial    Percent of
Title of Class                         Owner                          Ownership(1)                Class
---------------------------      ------------------         -------------------------------    ----------
Common $.001 Par Value           Anthony R. Lazzara                   4,633,182 Indirect(1)     47.8.0(1)
                                                                           20,000 Direct(2)          *(2)
Common $.001 Par Value           Joseph J. Lazzara                    1,060,206 Indirect(1)       10.9(1)
                                                                           20,350 Direct(2)          *(2)
Common $.001 Par Value           James A. Lazzara                     1,085,250 Indirect(1)       11.2(1)
                                                                           20,140 Direct(2)          *(2)
Common $.001 Par Value           James A. Ashford                       943,332 Indirect(1)        9.7(1)
                                                                           20,205 Direct(2)          *(2)
Common $.001 Par Value           Carl H. Frei                              16,400 Direct(2)          *(2)
Common $.001 Par Value           Bernard J. Ploshay                        13,600 Direct(2)          *(2)
Common $.001 Par Value           Richard S. Baldwinson                      8,000 Direct(2)          *(2)
Common $.001 Par Value           Frank Webster                             37,083 Direct(2)          *(2)
Common $.001 Par Value           All officers and                     7,721,970 Indirect(1)       79.7(1)
                                 directors as a group                     208,652 Direct(2)        2.1(2)

----------
* less than 10%

(1) Scientific Technology Incorporated also referred to as our parent, was the shareholder of record of 8,348,075 of our shares (86%) as of the record date. As of such date, the shareholders of our parent were as follows:
      Anthony R. Lazzara (56%); Joseph J. Lazzara (13%); James A. Lazzara (13%); James A. Ashford (11%); and other members of the Lazzara family (7%). As a result of such share holdings, the individuals named in the table may be deemed to indirectly own the number and percentage of shares set forth opposite their respective names.

(2) Includes shares issuable pursuant to options held by Anthony R. Lazzara, 20,000 shares; Joseph J. Lazzara, 20,000 shares; James A. Lazzara, 20,000 shares; James A. Ashford, 20,000 shares; James M. Vella, 28,000 shares; Frank Webster, 32,500 shares; Carl H. Frei, 12,000 shares; Bernard J. Ploshay, 12,000 shares; Richard S. Baldwinson, 7,500 shares; and Richard
      O. Faria, 20,000 shares.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

                             Directors and Nominees

      Seven directors are to be elected at the annual meeting. Each elected director will serve until the 2004 annual meeting or until his respective successor has been elected and qualified.

      In the absence of instructions to the contrary, the shares represented by a proxy delivered to the Board of Directors will be voted for the seven nominees named below. All nominees are anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, votes will be cast according to the judgment in such matters of the person or persons voting the proxy.

      The following nominees are all presently members of the Board of Directors. The address of each nominee is the address of Scientific Technologies Incorporated.

                                                                  Held Position
        Name                      Position                            Since
-----------------------    ----------------------------------     --------------
Anthony R. Lazzara         Chairman of the Board                  September 1984

Joseph J. Lazzara          Director,                              September 1984
                           President,                             June 1989
                           Chief Executive Officer                June 1993
                           and Treasurer                          September 1984


James A. Lazzara           Director and Secretary,                September 1984
                           Senior Vice President                  June 1989

James A. Ashford           Director and                           September 1988
                           Senior Vice President, Operations      March 2000

Carl H. Frei               Director                               September 1988

Bernard J. Ploshay         Director                               September 1988

Richard S. Baldwinson      Director                               August 2000

                        Business Experience of Directors

      Anthony R. Lazzara has been Chairman of our Board of Directors since September 20, 1984. He also served as our Chief Executive Officer from September 20, 1984 to June 17, 1993, and President from September 20, 1984 until June 22, 1989. He is the founder and principal shareholder of Scientific Technology Incorporated, our parent entity, and has been Chairman of our parent's Board and its President since 1971. He received an L.L.B. and an honorary Juris Doctorate from DePaul University.

      Joseph J. Lazzara has been our Chief Executive Officer since June 17, 1993, President since June 22, 1989, and Treasurer and a director since September 21, 1984. He served as a Vice President of ours from September 21, 1984 until June 22, 1989. He has also served as Treasurer and a director of our parent since August 1981. Prior to 1981, he was employed by Hewlett-Packard Company in Process and Engineering Management. Mr. Lazzara received a Bachelor of Science in Engineering from Purdue University and a Masters in Business Administration from Santa Clara University. He is a son of Anthony R. Lazzara.

      James A. Lazzara has been our Senior Vice President since June 22, 1989, and has been the Secretary and a director since September 21, 1984. He served as our Vice President from 1987 to June 22, 1989. Mr. Lazzara joined Scientific Technologies in November 1979. He is also the Secretary, Vice President and a director of our parent. Mr. Lazzara received a Bachelor of Science from California Polytechnic State University. He is a son of Anthony R. Lazzara.

      James A. Ashford was appointed Senior Vice President, Operations on March 6, 2000. Prior to that he had been our Vice President, Operations since June 22, 1989 and has been a director since September 27, 1988. He has also served as Vice President and General Manager of our Optical Sensor and Datricon

Divisions since March 1986. From 1980 to March 1986, Mr. Ashford was employed by Smith-Kline Beckman, a medical instrumentation manufacturer, most recently as Marketing Administration Manager and, prior to that, as Materials Manager. He holds a Bachelor of Science in Business from San Diego State University. Mr. Ashford is a son-in-law of Anthony R. Lazzara.

      Carl H. Frei has been a director of ours since September 27, 1988. From 1970 to March 1989 he was employed by Sonoco Fibre Drum Co., a manufacturer of packaging products, as Regional General Manager, after which time he retired. He was employed as a sales executive by Greif Bros. Corporation, a manufacturer of packaging products until June 30, 1999, when he retired.

      Bernard J. Ploshay has been a director of ours since September 27, 1988. He has been retired since 1981. From 1973 to 1981, Mr. Ploshay was employed by our parent as its Vice President of Manufacturing.

      Richard S. Baldwinson has been a director of ours since August 8, 2000. He is a former Vice President of Bank of America, who retired in 1991 after serving for 25 years in various commercial and real estate lending positions. Recent positions he has held include Manager of Loan Administration and Commercial Real Estate Lending Officer at Bank of America's California Real Estate Industries Group in San Jose, from 1984 to 1991. From 1982 to 1984 he was Manager of the Real Estate Developer Center and Home Loan Center at Bank of America's Santa Clara Main Office. From 1972 to 1981 he was the banker of our parent. He received a Bachelor of Arts in Economics from Stanford University.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                        ELECTION OF EACH OF THE NOMINEES

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2002 there were five meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors plus meetings held by the Committees, if any, on which such director sits. The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Governance Committee.

      The Audit Committee, comprised of directors Carl H. Frei, Bernard J. Ploshay and Richard S. Baldwinson, is governed by a charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent accountants; has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties; and has been provided appropriate funding to carry out these responsibilities. A report of the Audit Committee is set forth below.

      All of the members of the Audit Committee are "independent" members as defined under the National Association of Securities Dealers' listing standards, and under the criteria specified in

Section 10A(m) of the Securities Exchange Act of 1934, as amended. The Audit Committee held four meetings in 2002.

      The Compensation Committee, comprised of directors Anthony R. Lazzara, Bernard J. Ploshay and Carl H. Frei and Richard S. Baldwinson, is authorized to recommend the amount and nature of compensation to be paid to our officers and directors and to recommend stock options to be granted to our employees and consultants, by the Board of Directors. The Compensation Committee held one meeting in 2002.

      The Executive Committee, comprised of directors Anthony R. Lazzara, Joseph
J. Lazzara, James A. Lazzara and James Ashford, is authorized to represent and act on behalf of the full Board of Directors in all business matters, except: amending our Restated Articles of Incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of Scientific Technologies Incorporated; recommending to the shareholders a voluntary dissolution of Scientific Technologies Incorporated or a revocation thereof; amending our Restated Bylaws; performing functions of the Audit Committee or the Compensation Committee or taking any other action prohibited by the Oregon Business Corporation Act. The Executive Committee held no meetings in 2002.

      The Nominating and Governance Committee is comprised of directors Anthony
R. Lazzara, Joseph J. Lazzara, James A. Lazzara and James Ashford. The purpose of the Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and the Company and that the Company has and follows appropriate governance standards. The Nominating and Governance Committee assists the board by identifying prospective director nominees, recommending to the board the director nominees for the next annual meeting of shareholders, the governance principles applicable to the Company, overseeing the evaluation of the board and management; and recommending to the board director nominees for each committee. The Nominating and Governance Committee was formed in 2003 and therefore held no meetings in 2003. The Nominating and Governance Committee accepts nominations from shareholders.

                            Compensation of Directors

      We do not pay directors who are also officers additional consideration for their services as directors. Members of the Board who are not also officers or employees are paid a fee of $750 per meeting for services as a director. Directors receive no additional compensation for committee participation or attendance at committee meetings, unless such meetings are held separately from a Board meeting.

                 EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

                                                                            Term as
       Name                         Position With Company                   Director    Held Position Since     Age
----------------------      ------------------------------------------      --------    -------------------     ---
Anthony R. Lazzara          Chairman of the Board                           One Year    September 1984           72

Joseph J. Lazzara           Director,                                       One Year    September 1984           51
                            President,                                                  June 1989
                            Chief Executive Officer                                     June 1993
                            and Treasurer                                               September 1984

James A. Lazzara            Director and Secretary                          One Year    September 1984           46
                            Senior Vice President                                       June 1989

James A. Ashford            Director                                        One Year    September 1988           51
                            Senior Vice President Operations                            March 2000

Carl H. Frei                Director                                        One Year    September 1988           69

Bernard J. Ploshay          Director                                        One Year    September 1988           81

Richard S. Baldwinson       Director                                        One Year    March 2001               66

Frank Webster               Vice President, Engineering                                 March 1991               59

Richard O. Faria            Vice President, Finance and Administration                  March 1996               63
                            Chief Financial Officer                                     March 2003

Thomas M. Knauer            Vice President, Marketing                                   November 2000            40

James M. Vella              General Manager, Automation Products Group                  March 2000               46
                            Assistant Secretary                                         May 1997
                            Vice President                                              May 2002

      Each officer named above is expected to be reappointed at the meeting of our Board of Directors to be held on May 22, 2003 following the annual meeting.

      For the biographical summaries of Anthony R. Lazzara, Joseph J. Lazzara, James A. Lazzara, James A. Ashford, Carl Frei, Richard S. Baldwinson and Bernard
J. Ploshay, see "Election of Directors - Business Experience of Directors."

      Frank Webster joined our parent as Corporate Engineering Manager in 1985. He has been our parent's Vice President, Engineering since 1986. On March 22, 1991, he was elected our Vice President, Engineering. He has a Bachelor of Science in Engineering, and a Masters of Science in Computer Science, from the University of California at Los Angeles.

      Richard O. Faria joined our parent as Corporate Controller in April 1987. He has been our parent's Controller since that time. He was elected our Vice President and Controller on March 22, 1991, and was appointed Vice President, Finance and Administration in March 1996. In March 2003, he was appointed Chief Financial Officer. Prior to 1987, Mr. Faria was Corporate Controller of Kevex Corporation, an analytical instrument manufacturer, for seven years. He holds a Bachelor of Arts in Business Administration from Golden Gate University.

      Thomas M. Knauer joined us as our Vice President of Marketing in November 2000. From 1996 to 2000 he was employed by General Electric/Fanuc Automation, Europe, a global manufacturer of industrial computers and software, as Manager, CNC HQ Sales Region from 1997 to 2000, and Distribution Manager, HQ Sales from 1996 to 1997. From 1989 to 1996, he was employed in a number of sales and marketing management positions with General Electric/Fanuc Automation, North America. He holds a Bachelor of Science degree in Mathematics/Systems Science from the University of California at Los Angeles and a Master of Business Administration from the University of Virginia.

      James M. Vella joined us as our Accounting Manager of the Optical Sensor Division in June 1986. In June 1987, he was appointed Controller of that division. He was appointed our Controller in March 1996. In May of 1997, he was elected Assistant Secretary. In September 1998, he was appointed to the position of Marketing Manager, Fiber Monitoring Products. In March 2000, he was appointed to the position of General Manager of the Automation Products Group. In May 2002, he was appointed Vice President and General Manager of the Automation Products Group. Prior to 1986, Mr. Vella held several positions with Smith-Kline Beckman, a medical instrumentation manufacturer. He holds a Bachelor of Science in Business Administration from California Polytechnic University at San Luis Obispo.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following Summary Compensation Table sets forth compensation paid by us for services rendered during the fiscal years 2002, 2001 and 2000 by our "Named Executive Officers," which include our Chief Executive Officer and the next four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in 2002.

                           Summary Compensation Table

                                                                                       Long Term
                                                         Annual Compensation          Compensation
                                                     ---------------------------      ------------
                                                                                       Securities
                                                                                       Underlying
   Name and Principal Position           Year          Salary             Bonus         Options
--------------------------------         ----        ----------         --------      ------------
Anthony R. Lazzara                       2002        $  505,375         $  5,705           7,500
   Chairman of the Board                 2001        $  511,080         $  6,919            None
                                         2000        $  595,881         $ 13,809          12,500

Joseph J. Lazzara                        2002        $  312,787         $  3,485           7,500
   President and Chief Executive         2001        $  321,804         $  3,929            None
   Officer                               2000        $  275,089         $  7,709          12,500

James A. Lazzara                         2002        $  299,368         $  3,473           7,500
   Senior Vice President                 2001        $  327,991         $  4,037            None
                                         2000        $  286,517         $  7,553          12,500

James A. Ashford                         2002        $  337,201         $  3,776           7,500
   Senior Vice President                 2001        $  330,794         $  3,937            None
                                         2000        $  281,859         $  7,701          12,500

Frank Webster                            2002        $  183,925         $  2,084           5,000
   Vice President                        2001        $  211,254         $  2,452            None
                                         2000        $  174,201         $  5,031          13,100

      The columns entitled "Other Annual Compensation," "Restricted Stock Awards," "LTIP Payouts" and "All Other Compensation" were omitted because no such compensation was paid or awarded during the applicable periods.

                      Option/SAR Grants in Last Fiscal Year

                                      None

                          Fiscal Year End Option Values

                                                                 Number of Securities            Value of Unexercised
                                                                Underlying Unexercised         In-the-Money Options at
                                 Shares                       Options at Fiscal Year End           Fiscal Year End
                              Acquired on        Value
       Name                     Exercise       Realized       Exercisable   Unexercisable    Exercisable    Unexercisable
------------------            -----------      --------       -----------   -------------    -----------    -------------
Anthony R. Lazzara                 --              --              --           20,000           --              --
Joseph J. Lazzara                  --              --              --           20,000           --              --
James A. Lazzara                   --              --              --           20,000           --              --
James A. Ashford                   --              --              --           20,000           --              --
Frank Webster                      --              --              --           32,500           --              --

               Long-Term Incentive Plan Awards in Last Fiscal Year

                                      None

    Employment Contracts and Termination of Employment and Change-in-Control
                                  Arrangements

                                      None

                      Equity Compensation Plan Information

      The following table provides information as of December 31, 2002 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans, including the 1997 Stock Option Plan and the 1997 Employee Stock Purchase Plan:

                                           Number of securities                              Number of securities
                                             to be issued upon      Weighted-average        remaining available for
                                                exercise of         exercise price of    future issuance under equity
                                           outstanding options,   outstanding options,        compensation plans
                                            warrants and rights    warrants and rights       (excluding securities
               Plan category                        (a)                    (b)              reflected in column (a)
  -------------------------------------    --------------------   --------------------   ----------------------------
  Equity compensation plans approved by
            security holders:
          1997 Stock Option Plan                  671,898                 $5.87                     188,942
    1997 Employee Stock Purchase Plan               -0-                    n/a                      461,097

 Equity compensation plans not approved
           by security holders                      -0-                    n/a                        n/a
                  Total                           671,898                 $5.87                     650,039

           Compensation Committee Interlocks and Insider Participation

      Anthony R. Lazzara, Chairman of the Board of Directors, is a member of our Compensation Committee.

                          COMPENSATION COMMITTEE REPORT

      During 2002, the Compensation Committee of the Board of Directors included Anthony R. Lazzara, Carl H. Frei and Bernard J. Ploshay. The Compensation Committee is responsible for administering our compensation and employee benefit plans. In addition to setting policies regarding compensation of all employees, the Compensation Committee reviews and approves compensation for our executive officers. Decisions made by the Compensation Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

      Our executive compensation policies have been developed to meet the following objectives:

      1.    Attract and retain executives critical to our long-term success;

      2. Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

      3. Motivate key executives to make decisions and take actions that achieve our strategic performance goals and increase the long-term value of our common stock.

      Base salaries for all executives are reviewed annually. In evaluating executive salaries, the Compensation Committee considers relevant American Electronics Association Executive Compensation surveys of compensation paid at companies of similar size and geographic location to us. The Compensation Committee also considers an executive's individual performance during the prior year. Factors that affect an executive's performance rating focus on the executive's success in contributing to our short and long-term objectives. Short-term objectives include sales growth from new and existing products and levels of gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new products, enhancements and improvements to existing products, identification of new markets for our products, development and execution of plans to address identified market opportunities, adequate control over and the efficiencies of our assets, and share price appreciation. We do not set relative weights to the factors we consider in establishing base salaries. In establishing our Chief Executive Officer's compensation, the Compensation Committee pursues the same objectives and policies that apply to our other executive officers.

      Effective April 1, 2001 we instituted a cost reduction program that included salary reductions for most, but not all employees, depending on job function and location. The percentages of salary reduction were based on job titles, with the most senior executives having the largest percentage reductions. Salaries were reduced by 20% for our Chairman, Chief Executive Officer and Senior Vice President positions, 12% for Vice Presidents and 10% or less for other positions. In all cases, employees, including executives, were allowed to use earned vacation to supplement salary lost through the salary reduction program and would, as such, be included in the annual compensation table.

                                                 Compensation Committee
                                                 Anthony R. Lazzara
                                                 Carl H. Frei
                                                 Bernard J. Ploshay
                                                 Richard S. Baldwinson.

           AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of our disclosures in the financial statements.

      In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Furthermore, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company considered the comparability of non-audit services with the auditors' independence. The Audit Committee has discussed with its auditors their independence and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

      The Audit Committee also discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the independent auditors' examinations, their evaluations of our internal control, and the overall quality of our financial reporting. The Audit Committee held four meetings during the fiscal year ended December 31, 2002.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                                 Audit Committee
                                                 Carl H. Frei
                                                 Bernard J. Ploshay
                                                 Richard S. Baldwinson

                                   Audit Fees

      Audit fees billed to us by PricewaterhouseCoopers LLP during our 2001 and 2002 fiscal years for professional services rendered by them for the audits of our annual financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q totaled $144,950 and $175,500, respectively.

                               Audit-Related Fees

      There were no additional fees billed to us by PricewaterhouseCoopers during our 2001 and 2002 fiscal years for assurance and related services by them that are reasonably related to the performance of the audit or review of our financial statements, and that are not disclosed above.

                                    Tax Fees

      The aggregate fees billed to us by PricewaterhouseCoopers during our 2001 and 2002 fiscal years for professional services rendered by them for tax compliance, tax advice, and tax planning totaled $51,262 and $59,686, respectively. These fees include tax compliance, tax planning and federal and state tax return preparation.

                                 All Other Fees

      There were no other fees billed to us by PricewaterhouseCoopers during our 2001 and 2002 fiscal years for products and services provided by them.

      Please see Appendix A regarding the Audit Committee's pre-approval policies and procedures. The Audit Committee approved 100% of the fees for fiscal year 2002 mentioned in the above paragraphs.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total return to shareholders of the common stock with the cumulative total return of the NASDAQ US Stocks Index and the Index of NASDAQ Non-Financial Stocks for the period beginning on December 31, 1997 and ending on December 31, 2002.

      Compares 5-Year Cumulative Return Among Scientific Technologies Inc.,
        NASDAQ Non-Financial Stocks Index and the NASDAQ US Stocks Index

                                [GRAPH OMITTED]

                                  --------------------------------------------------------------------------------------
                                  12/31/1997      12/31/1998     12/31/1999     12/31/2000     12/31/2001     12/31/2002
------------------------------------------------------------------------------------------------------------------------
Scientific Technologies Inc.        $100.00        $ 49.35        $ 56.52        $ 81.87        $ 40.10        $ 51.95
------------------------------------------------------------------------------------------------------------------------
NASDAQ US Stocks                    $100.00        $140.99        $261.48        $157.77        $125.16        $ 86.53
------------------------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Stocks         $100.00        $ 97.15        $ 96.50        $104.23        $114.52        $117.85
------------------------------------------------------------------------------------------------------------------------

      Assumes $100 invested on December 31, 1997 in our common stock, the NASDAQ US Stocks index and the NASDAQ Non-Financial Stocks index, with all dividends reinvested. Stock price performance shown above for our common stock is historical and not necessarily indicative of future price performance.

      The information contained above under the captions "Compensation Committee Report," "Audit Committee Report" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that during fiscal 2002 all our executive officers and directors complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Scientific Technology Incorporated, our parent, provides certain management, marketing and sales services to us. The actual costs incurred for these services are allocated to us based on the percentage of our sales to total sales of our parent and its subsidiaries. The amount allocated to us for fiscal 2002 was $806,000.

      We lease approximately 85,000 square feet in a 95,000 square foot facility owned by an affiliate of our parent. The lease term is for ten years. Overhead costs are allocated primarily on the basis of square footage utilized. We lease a 25,000 square foot facility owned by our parent in Logan, Utah, which houses the Automation Sensors Division operations.

      We utilize a payable to or receivable from our parent account to record activity including cash received, cash disbursed and amounts owed to our parent for allocated charges and dividends. The net effect of transactions with our parent resulted in a balance of $384,000 at December 31, 2002.

      Certain of our officers are also employed by our parent.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Our next annual meeting of shareholders is scheduled for May 24, 2004. An eligible shareholder who desires to have a qualified proposal considered for presentation at that annual meeting of shareholders and for inclusion in our proxy statement for that annual meeting must submit the proposal in writing at our principal executive offices no later than December 25, 2003.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the annual meeting, the holders of the proxies will act in respect thereto in accordance with their best judgment.

      Copies of our Annual Report to Shareholders for the fiscal year ended December 31, 2002 are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice. Additional copies may be obtained, without charge, from the Secretary at 6550 Dumbarton Circle, Fremont, California 94555.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ James A. Lazzara

                                              James A. Lazzara
                                              Secretary

Fremont, California
April 25, 2003

                                   Appendix A
                             Audit Committee Charter

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                      SCIENTIFIC TECHNOLOGIES INCORPORATED

PURPOSE:

      The purpose of the Audit Committee of the Board of Directors of Scientific Technologies Incorporated (the "Company") shall be to:

      o Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

      o Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

      o Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

      o Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

      o Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

      o Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC.

      o Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

      o The following section is proposed only, pending SEC ruling and is not adopted as part of the Charter. (At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.)

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

      o Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

      o Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

      o Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

      o Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and
            (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements.

      o Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form.10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

      o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      o Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

      o Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

      o Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;

      o Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers.

      o Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

      o Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

      o If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

      o As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

      o Reviewing and approving in advance any proposed related party transactions;

      o Reviewing its own charter, structure, processes and membership requirements;

      o Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

      o Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

      In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

This Proxy will be voted as directed, or if no direction is   Please
indicated, will be voted "FOR" all nominees in item 1.        Mark Here
                                                              for Address    |_|
                                                              Change or
                                                              Comments
                                                              SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each of the following:

1.    Election of Directors

      Nominees:

      01 Anthony R. Lazzara           05 Carl H. Frei
      02 Joseph J. Lazzara            06 Bernard J. Ploshay
      03 James A. Lazzara             07 Richard S. Baldwinson
      04 James A. Ashford

                FOR                               WITHHOLD
        all nominees listed                      AUTHORITY
         (except as marked                    to vote for all
          to the contrary)                    nominees listed

                |_|                                  |_|

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT INDIVIDUAL'S NAME.

2. In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement dated April 25, 2003, and the Company's 2002 Annual Report. The undersigned hereby revokes any proxy or proxies heretofore given.

Dated:____________________________________________________________________, 2003


________________________________________________________________________________
                                   Signature


________________________________________________________________________________
                           Signature if held jointly

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

PROXY

                 Annual Meeting of Shareholders - May 22, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Scientific Technologies Incorporated (the "Company") hereby appoints James A. Lazzara and Joseph J. Lazzara, and each of them, proxies with full power of substitution to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2003 at 4:00 p.m., local time, or at any postponements or adjournment(s) thereof, with all the power the undersigned would possess if personally present, with respect to the following:

                 (Continued and to be signed on the other side)

________________________________________________________________________________
Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________


________________________________________________________________________________

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